RELEASE OF MORTGAGE, DEED OF TRUST, ASSIGNMENT, SECURITY AGREEMENT, FINANCING STATEMENT, AND FIXTURE FILING

The State of Texas	§
	§
Counties of Gonzales, Wilson,	§
Frio, Karnes, Sabine, & Jasper	§

Prior to the date of this Release, **CATI Operating, LLC**, a Texas limited liability company, as assignee of **Lucas Energy, Inc.**, a Nevada Corporation, now known as **Camber Energy, Inc.**, as Mortgagor ("CATI"), and **Sharon E. Conway,** Trustee for the benefit of **Louise H. Rogers** as the Secured Party ("Rogers"), entered into that certain Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement, and Fixture Filing (the "Mortgage") dated August 13, 2013, which was recorded on the following dates in the following Texas counties:

Date	County	Recording Information
August 19, 2013	Gonzales County	Official Records at Volume 1135, page 889
October 20, 2014	Gonzales County	Official Records at Volume 1179, page 326
August 16, 2013	Wilson County	Official Public Records at Volume 1744, page 696
August 16, 2013	Frio County	Official Public Records at Volume 140, page 753
August 19, 2013	Karnes County	Official Records at Volume 1134, page 682
	Jasper County	
	Sabine County	

securing the payment of a Letter Loan Agreement of the same date as the Deed of Trust (and as amended) in the original principal amount defined in the Letter Loan Agreement, secured in part by certain Mortgaged Property located in Gonzales, Wilson, Frio, Karnes, Jasper, and Sabine Counties, Texas, more particularly described in the Mortgage, together with all appurtenances on them or in anywise appertaining to them and all buildings, structures, fixtures, and improvements located on them (and the land, improvements, and appurtenances are collectively referred to as the "Mortgaged Property").

CATI has requested, and Rogers has agreed, to release the Mortgaged Property in its entirety from the encumbrance of the Mortgage (the "Encumbrance") and any and all other encumbrances and security interests of Secured Party on the Released Property subject to the terms and conditions set forth below. This release expressly does ***not apply*** to any royalty interests held by Rogers or to the Assignment of Overriding Royalty Interest granted by CATI to the Louise Herrington Ornelas Trust.

Therefore, for good and valuable consideration, the receipt and sufficiency of which is acknowledged and confessed, Rogers has RELEASED and DISCHARGED, and by this instrument does RELEASE and DISCHARGE, the Mortgaged Property from the Encumbrance and from any and all other encumbrances and security interests held by Secured Party in connection with the Mortgage.

EXECUTED as of the 15 day of December, 2017.

SECURED PARTY:

LOUISE H. ROGERS

By: Louise H. Rogers
LOUISE H. ROGERS

ACKNOWLEDGEMENT

State of Texas §
§
County of Smith §

This instrument was acknowledged before me on the 15 day of December, 2017, by Louise H. Rogers.

(Seal)

CHASITY ERBAUGH
Notary Public, State of Texas
Comm. Expires 04-27-2021
Notary ID 126624018

Chasity Erbaugh
Notary Public in and for the State of Texas

AFTER RECORDING, RETURN TO:
CATI Operating, LLC
c/o Jace Foster
PO Box 2170
Tulsa, OK 74101